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                                                                      EXHIBIT 23

             Auditors' Report and Consent of Independent Auditors


The Board of Directors
AstroPower, Inc.

The audits referred to in our report dated February 20, 2002, included the related financial statement schedule as of December 31, 2001, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2001, included in this annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement scheduled based on our audits. In our opinion, such financial statement schedule when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (No. 333-68961 and 333-63021) on Form S-8 of AstroPower, Inc. of our report dated February 20, 2002 included herein.


   /s/  KPMG LLP
------------------------

Philadelphia, Pennsylvania
March 29, 2002

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